Exhibit 99.1

EAGLE FINANCIAL SERVICES, INC. ANNOUNCES

2016 FIRST QUARTER DIVIDEND AND

FINANCIAL RESULTS

Contact:	Kathleen J. Chappell, Vice President and CFO	540-955-2510
kchappell@bankofclarke.com

BERRYVILLE, VIRGINIA (April 20, 2016) – Eagle Financial Services, Inc. (OTCQX: EFSI), the holding company for Bank of Clarke County, whose divisions include Eagle Investment Group, reported quarterly earnings, asset quality improvement and continued strong performance for the first quarter of 2016. On April 20, 2016, the Board of Directors announced a quarterly common stock cash dividend of $0.20 per common share, payable on May 16, 2016, to shareholders of record on May 2, 2016. Select highlights for the first quarter include:

•	Net income of $1.5 million

•	Loan growth of $15.5 million

•	Deposit growth of $8.7 million

•	Basic and diluted earnings per share of $0.43

•	Net interest margin of 4.09%

•	Allowance for loan losses to total loans of 0.98%

•	Provision for loan losses of $79,000

John R. Milleson, President and CEO, stated, “Assisted by the solid loan growth realized during the quarter, as well as the increased levels of no and low cost deposits, the contribution of core earnings to the overall profitability of the Company has increased. Additionally, the improvement in the quality of our loan portfolio has allowed us to maintain lower required provisions to the allowance for loan losses. We are hopeful that this a positive sign that borrowers are in a healthier, improving economic climate, for themselves and for their businesses. We continue to experience success with branch growth in both our existing and newer markets and consistently gauge the consumer and business needs in each. From a shareholder perspective, earnings per basic common share has increased and our dividend yield remains one of the highest among community banks in Virginia.”

Income Statement Review

Net income for the quarter ended March 31, 2016 was $1.5 million reflecting an increase of 12.5% from the quarter ended December 31, 2015 and no change from the quarter ended March 31, 2015. Net income was $1.4 million for the three month period ended December 31, 2015 and $1.5 million for the quarter ended March 31, 2015.

Net interest income was $6.1 million for the quarter ended March 31, 2016 and $5.9 million for the quarter ended December 31, 2015. Net interest income was $5.5 million for the quarter ended March 31, 2015. The volume of loan growth experienced during the quarter was the biggest contributor to the increase in net interest income.

Total loan interest income was $5.7 million for the quarter ended March 31, 2016, reflecting an increase of $236,000 from the quarter ended December 31, 2015. Total loan interest income was $5.3 million for the quarter ended March 31, 2015. Average loans for the quarter ended March 31, 2016 were $501.3 million compared to $491.2 million at December 31, 2015. Total average accruing loans were $496.1 million for the quarter ended March 31, 2016 and $485.7 million at December 31, 2015. For the quarter ended March 31, 2015, total average loans were $466.1 million and average accruing loans were $458.5 million. The tax equivalent yield on average loans for the quarter ended March 31, 2016 was 4.60%, an increase of 16 basis points from 4.44% for the quarter ended December 31, 2015 and a decrease of four basis points from the 4.64% average yield at March 31, 2015. Interest income from the investment portfolio was $696,000 for the quarter ended March 31, 2016 and $689,000 for the quarter ended December 31, 2015. Average investments were $104.7 million for the quarter ended March 31, 2016 and $104.0 million for the quarter ended December 31, 2015. Average investments were $96.3 million for the quarter ended March 31, 2015 and interest income was $626,000 for that same period.

Total interest expense for the three months ended March 31, 2016 was $307,000, an increase of $5,000 from the quarter ended December 31, 2015. Total interest expense decreased $91,000 when comparing the quarter ended March 31, 2016 to the same period in 2015. The average cost of interest bearing liabilities increased one basis point when comparing the quarter ended March 31, 2015 to the quarter ended December 31, 2015. The average balance of interest bearing liabilities increased $7.7 million from the quarter ended December 31, 2015. The average cost of interest bearing liabilities decreased ten basis points when comparing the quarter ended March 31, 2016 to the quarter ended March 31, 2015. The average balance of interest bearing liabilities increased $8.9 million from the quarter ended March 31, 2015. Much of this increase results from the increase in non-maturity deposits as the Bank continues to acquire more deposits in its Loudoun County branches. The Company continues to steadfastly manage the cost of its interest bearing deposits. The net interest margin was 4.09% for the quarter ended March 31, 2016 and 3.97% for the quarter December 31, 2015. For the quarter ended March 31, 2015 the net interest margin was 4.02%.

The Company’s net interest margin is not a measurement under accounting principles generally accepted in the United States, but it is a common measure used by the financial services industry to determine how profitably earning assets are funded. The Company’s net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%.

Noninterest income was $1.6 million for the quarter ended March 31, 2016 and $1.3 million for the quarter ended December 31, 2015. The increase for the quarter results mostly from the increase in net gains from sales of investment securities, increased service release premiums and also increased ATM fees. Income from fiduciary activities increased $92,000 or 39.0% from the quarter ended December 31, 2015 and decreased $100,000 or 23.4% from March 31, 2015. The amount of income from fiduciary activities is determined by the number of active accounts and total assets under management. Also, income can fluctuate due to the number of estates settled within any period. Noninterest income for the quarter ended March 31, 2015 was $1.6 million.

Noninterest expense was $5.6 million for the quarter ended March 31, 2016. This represents a decrease of $220,000 or 3.8% from $5.8 million for the quarter ended December 31, 2015. The majority of this decrease results from decrease in Other Real Estate Owned expenses. During the quarter ended December 31, 2015, the Company recorded a $235,000 valuation allowance for other real estate owned. Noninterest expense increased $496,000 or 9.8% when comparing the quarter ended March 31, 2016 to the same time period in 2015. There were several contributors to this increase, the largest of them being the $269,000 increase in salaries and employee benefits expense. This increase related to the opening of two new retail branches in April and November of 2015. The Company’s One Loudoun branch in Ashburn, Virginia opened in April of 2015 while the Market Street branch in Leesburg, Virginia opened in November of 2015. Salaries and employee benefits related to the two new branches for the quarter ended March 31, 2016 totaled $206,000. Equipment expenses increased $164,000 or 112.3% when comparing the quarter ended March 31, 2016 to the same time period in 2015. This increase also related to the opening of the two new retail branches during 2015.

Asset Quality and Provision for Loan Losses

Nonperforming assets consist of nonaccrual loans, loans 90 days or more past due and still accruing, other real estate owned (foreclosed properties), and repossessed assets. Nonperforming assets decreased from $6.2 million or 0.95% of total assets at December 31, 2015 to $5.1 million or 0.76% of total assets at March 31, 2016. This decrease resulted mostly from the decreases in nonaccrual loans. Non-performing assets were $9.0 million or 1.47% of total assets at March 31, 2015. During the first quarter of 2016, the Bank returned two loans, totaling $638,000, to accruing status and placed four loans totaling $194,000 on non-accrual status. Other changes to non-accrual loan balances resulted from loan payments. Management evaluates the financial condition of these borrowers and the value of any collateral on these loans. The results of these evaluations are used to estimate the amount of losses which may be realized on the disposition of these nonaccrual loans. At March 31, 2016, $782,000 or 17.6% of total nonaccrual loans had allocated specific allowances totaling $140,000. At March 31, 2016, the Bank had one loan 90 days or more past due and still accruing that totaled $24,000. At December 31, 2015 the Bank had three loans 90 days or more past due and still accruing that totaled $307,000 and at March 31, 2015, four loans totaling $63,000 were 90 days or more past due and still accruing. Other real estate owned remained at $571,000 at March 31, 2016, unchanged from December 31, 2015. Other real estate owned totaled $2.4 million at March 31, 2015.

The Company may, under certain circumstances, restructure loans in troubled debt restructurings as a concession to a borrower when the borrower is experiencing financial distress. Formal, standardized loan restructuring programs are not utilized by the Company. Each loan considered for restructuring is evaluated based on customer circumstances and may include modifications to one or more loan provision. Such restructured loans are included in impaired loans but may not necessarily be nonperforming loans. At March 31, 2016, the Company had 26 troubled debt restructurings totaling $8.1 million. All but three of the restructured loans are performing loans.

The Company realized $34,000 in net charge-offs for the quarter ended March 31, 2016 versus $44,000 in net recoveries for the three months ended December 31, 2015. The Company’s troubled credit group continues to monitor past due loans, identify potential problem credits, and develop action plans to work through its troubled loans as promptly as possible. Net charge offs totaled $41,000 for the quarter ended March 31, 2015.

The amount of provision for loan losses reflects the results of the Bank’s analysis used to determine the adequacy of the allowance for loan losses. Provisions for loan losses were $79,000 for the three months ended March 31, 2016, compared to negative provisions of $250,000 for the quarter ended December 31, 2015. The provisions for loan losses for the quarter ended March 31, 2015 were $133,000. The ratio of allowance for loan losses to total nonaccrual loans was 112.3% at March 31, 2016. The ratio of allowance for loan losses to total nonaccrual loans was 93.8% and 78.5% at December 31, 2015 and March 31, 2015, respectively. At March 31,

2016, impaired loans totaled $12.7 million and had related specific allocations of $546,000. At December 31, 2015, impaired loans totaled $14.0 million and had related specific allocations of $576,000. At March 31, 2015, total impaired loans were $16.8 million and required specific allocations of $791,000.

Total Consolidated Assets

Total consolidated assets of the Company at March 31, 2016 were $664.3 million, which represented an increase of $12.6 million or 1.9% from total assets of $651.7 million at December 31, 2015. At March 31, 2015, total consolidated assets were $613.7 million. Securities available for sale decreased $5.5 million from $107.7 million at December 31, 2015. Total loans increased from $495.6 million at December 31, 2015 to $511.0 million at March 31, 2016. At March 31, 2015, total investment securities were $99.1 million and total loans were $461.4 million.

Deposits and Other Borrowings

Total deposits, which include brokered deposits, increased $8.7 million from $550.7 million at December 31, 2015 to $559.4 million at March 31, 2016. At March 31, 2015, total deposits were $509.7 million. At March 31, 2016, the Company held no brokered deposits. The Company held $11.0 million in brokered deposits at December 31, 2015 and March 31, 2015.

Borrowings with the Federal Home Loan Bank of Atlanta remained unchanged at $20.0 million at March 31, 2016, December 31, 2015 and March 31, 2015.

Equity

Shareholders’ equity at March 31, 2016 was $79.8 million and $78.2 million at December 31, 2015. Shareholder’s equity was $74.5 million at March 31, 2015. The book value of the Company at March 31, 2016 was $22.70 per common share. Total common shares outstanding were 3,535,684 at March 31, 2016. On April 20, 2016, the board of directors declared a $0.20 per common share cash dividend for shareholders of record as of May 2, 2016 and payable on May 16, 2016.

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and other filings with the Securities and Exchange Commission.

EAGLE FINANCIAL SERVICES, INC.

KEY STATISTICS

	For the Three Months Ended
	1Q16	4Q15	3Q15	2Q15	1Q15
Net Income (dollars in thousands)	$1,525	$1,355	$3,289	$798	$1,455
Earnings per share, basic	$0.43	$0.38	$0.94	$0.23	$0.42
Earnings per share, diluted	$0.43	$0.38	$0.94	$0.23	$0.42
Return on average total assets	0.89%	0.84%	2.20%	0.51%	0.96%
Return on average total equity	7.42%	6.92%	17.26%	4.31%	8.03%
Dividend payout ratio	46.51%	52.63%	21.28%	86.96%	47.80%
Fee revenue as a percent of total revenue	18.68%	17.64%	16.01%	21.42%	20.56%
Net interest margin(1)	4.09%	3.97%	4.07%	4.13%	4.02%
Yield on average earning assets	43.00%	4.17%	4.29%	4.35%	4.30%
Yield on average interest-bearing liabilities	0.32%	0.31%	0.33%	0.35%	0.42%
Net interest spread	3.98%	3.85%	3.96%	4.00%	3.88%
Tax equivalent adjustment to net interest income (dollars in thousands)	$148	$151	$155	$152	$161
Non-interest income to average assets	1.00%	0.83%	2.39%	1.06%	1.07%
Non-interest expense to average assets	3.40%	3.58%	3.44%	3.95%	3.32%
Efficiency ratio(2)	70.33%	78.51%	55.56%	80.78%	68.98%

(1)	The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent interest income is calculated by grossing up interest income for the amounts that are non taxable (i.e., municipal income) then subtracting interest expense. The rate utilized is 34%. See the table below for the quarterly tax equivalent net interest income and the reconciliation of net interest income to tax equivalent net interest income. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitable earning assets are funded. Because the Company earns a fair amount of non taxable interest income due to the mix of securities in its investment security portfolio, net interest income for the ratio is calculated on a tax equivalent basis as described above.
(2)	The efficiency ratio is not a measurement under accounting principles generally accepted in the United States. It is calculated by dividing non-interest expense by the sum of tax equivalent net interest income and non-interest income excluding gains and losses on the investment portfolio and sales of repossessed assets. The tax rate utilized is 34%. See the table below for the quarterly tax equivalent net interest income and a reconciliation of net interest income to tax equivalent net interest income. The Company calculates this ratio in order to evaluate its overhead structure or how effectively it is operating. An increase in the ratio from period to period indicates the Company is losing a larger percentage of its income to expenses. The Company believes that the efficiency ratio is a reasonable measure of profitability.

EAGLE FINANCIAL SERVICES, INC.

SELECTED FINANCIAL DATA BY QUARTER

	1Q16	4Q15	3Q15	2Q15	1Q15
BALANCE SHEET RATIOS
Loans to deposits	91.35%	89.99%	93.06%	92.97%	90.52%
Average interest-earning assets to average-interest bearing liabilities	158.08%	157.81%	154.19%	154.14%	151.49%
PER SHARE DATA
Dividends	$0.20	$0.20	$0.20	$0.20	$0.20
Book value	$22.70	$22.25	$22.25	$21.30	$21.49
Tangible book value	$22.70	$22.25	$22.25	$21.30	$21.49
SHARE PRICE DATA
Closing price	$22.96	$23.00	$23.00	$23.50	$24.50
Diluted earnings multiple(1)	13.35	15.13	6.12	25.54	14.58
Book value multiple(2)	1.01	1.03	1.03	1.10	1.14
COMMON STOCK DATA
Outstanding shares at end of period	3,535,684	3,517,648	3,508,831	3,495,800	3,481,774
Weighted average shares outstanding	3,531,134	3,512,978	3,503,412	2,487,215	3,477,249
Weighted average shares outstanding, diluted	3,531,134	3,512,978	3,503,412	3,497,065	3,485,450
CAPITAL RATIOS
Total equity to total assets	12.02%	12.00%	12.16%	11.66%	12.15%
CREDIT QUALITY
Net charge-offs to average loans	0.03%	-0.04%	-0.03%	-0.05%	0.04%
Total non-performing loans to total loans	0.88%	1.13%	1.16%	1.41%	1.44%
Total non-performing assets to total assets	0.76%	0.95%	1.18%	1.44%	1.47%
Non-accrual loans to:
total loans	0.87%	1.07%	1.15%	1.39%	1.43%
total assets	0.67%	0.81%	0.89%	1.07%	1.07%
Allowance for loan losses to:
total loans	0.98%	1.00%	1.05%	1.14%	1.12%
non-performing assets	99.05%	80.45%	68.65%	60.79%	57.17%
non-accrual loans	112.28%	93.81%	91.03%	81.68%	78.45%
NON-PERFORMING ASSETS:
(dollars in thousands)
Loans delinquent over 90 days	$24	$307	$1	$68	$63
Non-accrual loans	4,456	5,285	5,673	6,778	6,593
Other real estate owned and repossessed assets	571	571	1,848	2,261	2,391
NET LOAN CHARGE-OFFS (RECOVERIES):
(dollars in thousands)
Loans charged off	$72	$17	$118	$190	$131
(Recoveries)	(38)	(61)	(156)	(254)	(90)
Net charge-offs (recoveries)	34	(44)	(38)	(64)	41
PROVISION FOR LOAN LOSSES	$79	$(250)	$(410)	$300	$133
(dollars in thousands)
ALLOWANCE FOR LOAN LOSS SUMMARY
(dollars in thousands)
Balance at the beginning of period	$4,958	$5,164	$5,536	$5,172	$5,080
Provision	79	(250)	(410)	300	133
Net charge-offs (recoveries)	34	(44)	(38)	(64)	41
Balance at the end of period	$5,003	$4,958	$5,164	$5,536	$5,172

(1)	The diluted earnings multiple (or price earnings ratio) is calculated by dividing the period’s closing market price per share by total equity per weighted average shares outstanding, diluted for the period. The diluted earnings multiple is a measure of how much an investor may be willing to pay for $1.00 of the Company’s earnings.
(2)	The book value multiple (or price to book ratio) is calculated by dividing the period’s closing market price per share by the period’s book value per share. The book value multiple is a measure used to compare the Company’s market value per share to its book value per share.

EAGLE FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	Unaudited	Audited	Unaudited	Unaudited	Unaudited
	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Assets
Cash and due from banks	$25,451	$23,221	$16,941	$12,145	$26,374
Federal funds sold	—	—	—	—	—
Securities available for sale, at fair value	102,251	107,718	103,503	107,682	99,092
Loans, net of allowance for loan losses	506,030	490,615	486,052	480,492	456,221
Bank premises and equipment, net	20,756	20,964	20,924	20,805	20,071
Other assets	9,783	9,136	10,649	13,191	11,983

Total assets	$664,271	$651,654	$638,069	$634,315	$613,741

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest bearing demand deposits	$193,276	$186,133	$177,005	$171,368	$166,085
Savings and interest bearing demand deposits	279,033	272,214	255,135	257,575	249,783
Time deposits	87,130	92,371	95,731	93,844	93,836

Total deposits	$559,439	$550,718	$527,871	$522,787	$509,704
Federal funds purchased and securities sold under agreements to repurchase	—	—	—	8,329	—
Federal Home Loan Bank advances	20,000	20,000	30,000	20,000	20,000
Trust preferred capital notes	—	—	—	7,217	7,217
Other liabilities	4,990	2,715	2,589	2,039	2,273
Commitments and contingent liabilities	—	—	—	—	—

Total liabilities	$584,429	$573,433	$560,460	$560,372	$539,194

Shareholders’ Equity
Preferred stock, $10 par value	$—	$—	$—	$—	$—
Common stock, $2.50 par value	8,791	8,758	8,723	8,681	8,658
Surplus	13,936	13,730	13,464	13,089	12,828
Retained earnings	55,501	54,682	54,029	51,439	51,338
Accumulated other comprehensive income	1,614	1,051	1,393	734	1,723

Total shareholders’ equity	$79,842	$78,221	$77,609	$73,943	$74,547

Total liabilities and shareholders’ equity	$664,271	$651,654	$638,069	$634,315	$613,741

EAGLE FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands)

Unaudited

	Three Months Ended
	3/31/2015	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Interest and Dividend Income
Interest and fees on loans	$5,709	$5,473	$5,540	$5,437	$5,301
Interest on federal funds sold	—	—	—	—	—
Interest and dividends on securities available for sale:
Taxable interest income	440	426	437	406	376
Interest income exempt from federal income taxes	233	238	245	246	243
Dividends	23	25	41	26	7
Interest on deposits in banks	16	7	2	6	11

Total interest and dividend income	$6,421	$6,169	$6,265	$6,121	$5,938

Interest Expense
Interest on deposits	$201	$190	$185	$182	$185
Interest on federal funds purchased and securities sold under agreements to repurchase	—	—	9	1	—
Interest on Federal Home Loan Bank advances	65	67	69	66	135
Interest on trust preferred capital notes	41	45	58	78	78

Total interest expense	$307	$302	$321	$327	$398

Net interest income	$6,114	$5,867	$5,944	$5,794	$5,540
Provision For Loan Losses	79	(250)	(410)	300	133

Net interest income after provision for loan losses	$6,035	$6,117	$6,354	$5,494	$5,407

Noninterest Income
Income from fiduciary activities	$328	$236	$318	$356	$428
Service charges on deposit accounts	290	319	328	307	290
Other service charges and fees	829	769	919	930	756
Gain on the sale of bank premises and equipment	—	(81)	—	5	—
Gain (Loss) on sales of AFS securities	85	8	19	22	74
Gain on redemption of trust preferred debt	—	—	2,424	—	—
Other operating income	102	84	(179)	24	81

Total noninterest income	$1,634	$1,335	$3,829	$1,644	$1,629

Noninterest Expenses
Salaries and employee benefits	$3,264	$3,121	$3,090	$3,112	$2,995
Occupancy expenses	408	387	394	436	346
Equipment expenses	310	383	312	260	146
Advertising and marketing expenses	162	154	155	184	119
Stationery and supplies	50	63	67	61	51
ATM network fees	177	210	246	191	158
Other real estate owned expenses	—	252	64	14	6
Loss (gain) on sale of other real estate	—	(127)	(11)	73	19
FDIC assessment	104	120	108	103	108
Computer software expense	136	149	134	192	221
Bank franchise tax	126	131	131	126	117
Professional fees	228	311	211	261	242
Other operating expenses	588	619	616	1,118	529

Total noninterest expenses	$5,553	$5,773	$5,517	$6,131	$5,057

Income before income taxes	2,116	1,679	4,666	1,007	1,979
Income Tax Expense	591	324	1,377	209	524

Net income	$1,525	$1,355	$3,289	$798	$1,455

Earnings Per Share
Net income per common share, basic	$0.43	$0.38	$0.94	$0.23	$0.42

Net income per common share, diluted	$0.43	$0.38	$0.94	$0.23	$0.42

EAGLE FINANCIAL SERVICES, INC.

Average Balances, Income and Expenses, Yields and Rates

(dollars in thousands)

	For the Three Months Ended
	March 31, 2016			December 31, 2015			March 31, 2015
	Average Balance	Interest Income/ Expense	Average Yield	Average Balance	Interest Income/ Expense	Average Yield	Average Balance	Interest Income/ Expense	Average Yield
Assets:
Securities:
Taxable	$73,313	$1,862	2.54%	$31,234	$1,789	5.73%	$64,715	$1,553	2.40%
Tax-Exempt (1)	31,424	1,421	45.20%	72,804	1,432	1.97%	31,608	1,493	4.72%

Total Securities	$104,737	$3,283	3.13%	$104,038	$3,221	3.10%	$96,323	$3,046	3.16%
Loans:
Taxable	$489,657	$22,740	4.64%	$479,294	$21,498	4.49%	$450,701	$21,211	4.71%
Nonaccrual	5,122	—	0.00%	5,451	—	0.00%	7,605	—	0.00%
Tax-Exempt (1)	6,479	333	5.14%	6,406	326	5.09%	7,765	436	5.62%

Total Loans	$501,258	$23,073	4.60%	$491,151	$21,824	4.44%	$466,071	$21,647	4.64%
Federal funds sold	—	—	0.00%	—	—	0.00%	—	—	0.00%
Interest-bearing deposits in other banks	14,254	64	0.45%	12,170	28	0.23%	21,140	45	0.21%

Total earning assets	$615,127	$26,420	4.30%	$601,908	$25,072	4.17%	$575,929	$24,738	4.30%
Allowance for loan losses	(5,026)			(5,160)			(5,194)
Total non-earning assets	46,035			43,494			47,150

Total assets	$656,136			$640,242			$617,885

Liabilities and Shareholders’ Equity:
Interest-bearing deposits:
NOW accounts	$82,710	$97	0.12%	$81,189	$83	0.10%	$79,846	$85	0.11%
Money market accounts	112,140	189	0.17%	104,364	119	0.11%	96,200	110	0.11%
Savings accounts	82,436	44	0.05%	79,376	43	0.05%	72,723	37	0.05%
Time deposits:
$100,000 and more	39,540	205	0.52%	37,126	190	0.51%	35,303	170	0.48%
Less than $100,000	52,261	273	0.52%	56,207	317	0.56%	59,440	345	0.58%

Total interest-bearing deposits	$369,087	$808	0.22%	$358,262	754	0.21%	$343,512	$746	0.22%
Federal funds purchased and securities sold under agreements to repurchase	32	—	0.00%	2	0	0.00%	—	—	0.00%
Federal Home Loan Bank advances	20,000	426	2.13%	23,152	266	1.15%	29,444	548	1.86%
Trust preferred capital notes	—	—	0.00%	—	177	NM (2)	7,217	316	4.38%

Total interest-bearing liabilities	$389,119	$1,234	0.32%	$381,416	1,196	0.31%	$380,173	$1,610	0.42%

Noninterest-bearing liabilities:
Demand deposits	183,242			181,147			161,381
Other Liabilities	4,850			0			2,823

Total liabilities	$577,211			$562,563			$544,377
Shareholders’ equity	78,925			77,679			73,508

Total liabilities and shareholders’ equity	$656,136			$640,242			$617,885

Net interest income		$25,186			$23,876			$23,128

Net interest spread			3.98%			3.85%			3.88%
Interest expense as a percent of average earning assets			0.20%			0.20%			0.28%
Net interest margin			4.09%			3.97%			4.02%

(1)	Income and yields are reported on a tax equivalent basis using a federal tax rate of 34%.
(2)	NM- Not meaningful.

EAGLE FINANCIAL SERVICES, INC.

Reconciliation of Tax-Equivalent Net Interest Income

(dollars in thousands)

	Three Months Ended
	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
GAAP Financial Measurements:
Interest Income - Loans	$5,709	$5,473	$5,541	$5,437	$5,301
Interest Income - Securities and Other Interest-Earnings Assets	712	696	725	684	637
Interest Expense - Deposits	201	190	185	182	184
Interest Expense - Other Borrowings	106	112	136	145	213

Total Net Interest Income	$6,114	$5,867	$5,945	$5,794	$5,541
Non-GAAP Financial Measurements:
Add: Tax Benefit on Tax-Exempt Interest Income - Loans	$28	$28	$29	$25	$36
Add: Tax Benefit on Tax-Exempt Interest Income - Securities	120	123	126	127	125

Total Tax Benefit on Tax-Exempt Interest Income	$148	$151	$155	$152	$161

Tax-Equivalent Net Interest Income	$6,262	$6,018	$6,100	$6,946	$5,702